Exhibit 99.1

NEWS RELEASE
Visteon Announces Second-Quarter 2009 Results
Second Quarter Summary
•	Product sales of $1.48 billion
o	Up 14 percent from first quarter 2009

o	Down 47 percent from second quarter 2008
•	Gross margin of $80 million
o	Up 78 percent from first quarter 2009

o	Down 65 percent from second quarter 2008
•	Net loss of $112 million vs. net loss of $42 million in 2008

•	Cash generated by operating activities of $40 million

•	Quarter-end cash balance of $742 million
VAN BUREN TOWNSHIP, Mich., Aug. 6, 2009 — Visteon Corporation (OTC: VSTN) today announced its second-quarter 2009 results, reporting a net loss of $112 million, or 87 cents per share, on sales of $1.57 billion. For the second quarter of 2008, Visteon reported a net loss of $42 million, or 32 cents per share, on sales of $2.91 billion. Adjusted EBITDA, as defined below, for second quarter 2009 was $73 million, compared with $188 million in second quarter 2008.
Compared with first quarter 2009, Visteon’s second quarter 2009 sales, gross margin and adjusted EBITDA improved, reflecting continued benefits from restructuring and cost-saving efforts along with modest increases in vehicle production.
“While we have seen signs of sequential improvement in vehicle production, the industry remains extremely challenged in the near-term,” said Donald J. Stebbins, chairman and chief executive officer. “Despite the difficult operating environment, our second-quarter results demonstrate that we have been able to take the necessary actions to serve our customers, preserve capital and position our global business for future success.”
Approximately 29 percent of second quarter product sales were to Ford Motor Co., while Hyundai-Kia accounted for 28 percent. Renault-Nissan and PSA/Peugeot-Citroen accounted for about 9 percent and 7 percent of sales, respectively. On a regional basis, Europe accounted for about 39 percent of total product sales, with Asia representing 35 percent, North America representing 20 percent and the balance in South America.
Second Quarter 2009 Results
For second quarter 2009, total sales were $1.57 billion, including product sales of $1.48 billion and services revenue of $87 million. Product sales decreased by about $1.30 billion, or 47 percent, year-over-year as lower production, net of new business, reduced sales by about $840 million. Divestitures and facility closures, as well as foreign currency, further reduced sales by about $240 million and $180 million, respectively. The company experienced lower sales in each of the major regions in which it operates, reflecting decreased customer production volumes as vehicle sales declined in response to weak global economic conditions.
Gross margin for second quarter 2009 was $80 million, compared with $231 million for the same period a year ago. The impact of lower production levels, along with divestitures and facility closures, more than offset savings from favorable net cost performance and restructuring activities.
Selling, general and administrative expense for second quarter 2009 totaled $97 million, a decrease of $59 million, or 38 percent, compared with the same period a year ago, reflecting significant ongoing cost-reduction actions.
For second quarter 2009, the company reported a net loss of $112 million, or 87 cents per share. This compares with a net loss of $42 million, or 32 cents per share, in the same quarter a year ago. Restructuring and reorganization costs of $18 million and $7 million, respectively, were incurred during the quarter. Additionally, there were no reimbursable costs from the escrow account during the quarter as all available funds in this account had been allocated as of March 31, 2009. Second-quarter 2008 results included $11 million of asset impairments and loss on divestiture, along with $36 million of restructuring and other reimbursable expenses, of which $18 million qualified for reimbursement from the escrow account. Income tax expense for second quarter 2009 was $31 million, compared with $49 million in the same period a year earlier. Adjusted EBITDA for second quarter 2009 was $73 million, compared with $188 million for second quarter 2008.
First Half 2009
For the first half of 2009, total sales of $2.92 billion were lower by $2.85 billion, or 49 percent, compared with the same period a year earlier. For the first half of 2009, Visteon reported a net loss of $110 million, or 85 cents per share, compared with a net loss of $147 million, or $1.14 per share during the first half of 2008. Adjusted EBITDA for the first half of 2009 was $95 million, compared with $354 million reported in the first half of 2008.
First-half 2009 results include the UK deconsolidation gain of $95 million recorded in the first quarter in connection with the placement of Visteon UK Ltd. into administration on March 31, 2009.
Cash Flow and Liquidity
As of June 30, 2009, Visteon had cash balances totaling $742 million, down $25 million from the level reported as of March 31, 2009.
Cash generated by operating activities totaled $40 million for second quarter 2009, compared with $133 million during the same period a year earlier. The decrease was attributable to higher net losses, as adjusted for non-cash items, and lower trade working capital inflows. Trade working capital inflows in second quarter 2009 reflect, among other items, the impact of pre-petition payables that have not been settled. Capital expenditures were $33 million for second quarter 2009, compared with $80 million in second quarter 2008, reflecting aggressive actions to preserve capital. Free cash flow, as defined below, was $7 million for second quarter 2009, compared with $53 million for the same period in 2008.

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New Business Wins
Visteon continues to win new business despite the difficult economic environment. During the first half of 2009, Visteon won more than $300 million in new business. On a regional basis, Asia accounted for 44 percent of the total while North America and Europe accounted for 38 percent and 18 percent, respectively.
Visteon is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Chelmsford, UK; the company has facilities in 26 countries and employs approximately 30,000 people.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,
•	the potential adverse impact of the Chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings;

•	our ability to maintain adequate liquidity to fund our operations during the Chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor-in-possession and “exit” financing; maintaining normal terms with our vendors and service providers during the Chapter 11 proceedings and complying with the covenants and other terms of our financing agreements;

•	our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages;

•	general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•	increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•	those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2008).

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The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009.
Use of Non-GAAP Financial Information
This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release.
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Visteon news releases, photographs and product specification details are available at www.visteon.com
Contacts:
Media:
Jim Fisher
734-710-5557
jfishe89@visteon.com
Investors:
Steve Ward
734-710-5800
sward8@visteon.com

4

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Net sales
Products	$1,482	$2,781	$2,777	$5,520
Services	87	128	144	251

	1,569	2,909	2,921	5,771
Cost of sales
Products	1,403	2,551	2,654	5,096
Services	86	127	142	249

	1,489	2,678	2,796	5,345

Gross margin	80	231	125	426

Selling, general and administrative expenses	97	156	205	304
Restructuring expenses	18	29	45	75
Reimbursement from Escrow Account	—	18	62	42
Reorganization items	7	—	7	—
Deconsolidation gain	—	—	95	—
Asset impairments and loss on divestitures	—	11	—	51

Operating (loss) income	(42)	53	25	38

Interest expense, net	45	42	96	84
Equity in net income of non-consolidated affiliates	19	15	26	30

(Loss) income before income taxes	(68)	26	(45)	(16)

Provision for income taxes	31	49	45	100

Net loss	(99)	(23)	(90)	(116)

Net income attributable to noncontrolling interests	13	19	20	31

Net loss attributable to Visteon	$(112)	$(42)	$(110)	$(147)

Per share data:

Net loss per share attributable to Visteon	$(0.87)	$(0.32)	$(0.85)	$(1.14)

Average shares outstanding (millions)
Basic	129.4	129.5	129.4	129.5
Diluted	129.4	129.5	129.4	129.5

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	June 30	December 31
	2009	2008
ASSETS
Cash and equivalents	$647	$1,180
Restricted cash	95	—
Accounts receivable, net	998	989
Inventories, net	329	354
Other current assets	208	249

Total current assets	2,277	2,772

Property and equipment, net	2,053	2,162
Equity in net assets of non-consolidated affiliates	237	220
Other non-current assets	80	94

Total assets	$4,647	$5,248

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Short-term debt, including current portion of long-term debt and debt in default	$136	$2,697
Accounts payable	780	1,058
Accrued employee liabilities	161	228
Other current liabilities	200	288

Total current liabilities	1,277	4,271

Long-term debt	62	65
Employee benefits	409	1,031
Deferred income taxes	136	139
Other non-current liabilities	343	365
Liabilities subject to compromise	3,142	—

Shareholders’ deficit:
Preferred stock (par value $1.00, 50 million shares authorized, none outstanding)	—	—
Common stock (par value $1.00, 500 million shares authorized, 131 million shares issued, 130 million and 131 million shares outstanding, respectively)	131	131
Stock warrants	127	127
Additional paid-in capital	3,407	3,407
Accumulated deficit	(4,814)	(4,704)
Accumulated other comprehensive income	165	157
Other	(5)	(5)

Total Visteon shareholders’ deficit	(989)	(887)
Noncontrolling interests	267	264

Total shareholders’ deficit	(722)	(623)

Total liabilities and shareholders’ deficit	$4,647	$5,248

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Operating Activities

Net loss	$(99)	$(23)	$(90)	$(116)

Adjustments to reconcile net loss to net cash provided from operating activities:
Depreciation and amortization	84	110	162	225
Deconsolidation gain	—	—	(95)	—
Asset impairments and loss on divestitures	—	11	—	51
Equity in net income of non-consolidated affiliates, net of dividends remitted	(13)	(11)	(20)	(26)
Other non-cash items	(2)	(22)	(8)	(43)
Changes in assets and liabilities:
Accounts receivable and retained interests	(54)	61	(39)	(35)
Inventories	21	13	24	(17)
Accounts payable	58	(37)	(64)	43
Other	45	31	(105)	(75)

Net cash provided from (used by) operating activities	40	133	(235)	7

Investing Activities

Capital expenditures	(33)	(80)	(58)	(154)
Cash associated with deconsolidation	—	—	(11)	—
Proceeds from divestitures and asset sales	2	7	4	59
Other	—	4	—	4

Net cash used by investing activities	(31)	(69)	(65)	(91)

Financing Activities

Short-term debt, net	(4)	25	(19)	34
Cash restriction	68	—	(95)	—
Proceeds from issuance of debt, net of issuance costs	17	185	56	185
Principal payments on debt	(74)	(20)	(119)	(32)
Repurchase of unsecured debt securities	—	(337)	—	(337)
Other, including book overdrafts	(2)	(23)	(58)	(32)

Net cash provided from (used by) financing activities	5	(170)	(235)	(182)

Effect of exchange rate changes on cash	29	(1)	2	14

Net increase (decrease) in cash and equivalents	43	(107)	(533)	(252)

Cash and equivalents at beginning of period	604	1,613	1,180	1,758

Cash and equivalents at end of period	$647	$1,506	$647	$1,506

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Millions)
(Unaudited)
In this press release the Company has provided information regarding certain non-GAAP financial measures including “Adjusted EBITDA “and “free cash flow.” Such non-GAAP financial measures are reconciled to their closest US GAAP financial measure in the schedules below.
Adjusted EBITDA: Adjusted EBITDA represents net income (loss) attributable to Visteon before net interest expense, provision for income taxes and depreciation and amortization and excludes asset impairments, non-operating gains and losses, net unreimbursed restructuring expenses and other reimbursable costs, and reorganization costs. Management believes Adjusted EBITDA is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s continuing operating activities.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Net loss	$(112)	$(42)	$(110)	$(147)

Interest expense, net	45	42	96	84
Provision for income taxes	31	49	45	100
Depreciation and amortization	84	110	162	225
Asset impairments, loss on divestitures and deconsolidation gain	—	11	(95)	51
Restructuring and other related costs	18	36	52	83
Reimbursement from Escrow Account	—	(18)	(62)	(42)
Reorganization costs	7	—	7	—

Adjusted EBITDA	$73	$188	$95	$354

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.
Free Cash Flow: Free cash flow represents cash flow from operating activities less capital expenditures. Management believes that free cash flow is useful in analyzing the Company’s ability to service and repay its debt, for planning and forecasting future periods and as a measure for compensation purposes.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Cash provided from (used by) operating activities	$40	$133	$(235)	$7
Capital expenditures	(33)	(80)	(58)	(154)

Free cash flow	$7	$53	$(293)	$(147)

Free cash flow is not a recognized term under GAAP and does not reflect cash used to service debt and does not reflect funds available for investment or other discretionary uses.